EXHIBIT A

	Pursuant to Rule 13d-1(k)(1)(iii) promulgated by the Securities and Exchange Commission, the undersigned agree that the statement to which this Exhibit is attached is filed on their behalf in the capacities set out herein below.

Dated: May 30, 2002	HANSEATIC CORPORATION

		By s/Bruce Beaty
		   --------------------------
		   Bruce Beaty,
		   Vice President

Dated: May 30, 2002
		s/Wolfgang Traber
		-----------------------------
		Wolfgang Traber